Exhibit 99.1
                                                                    ------------
McLeod USA
[logo omitted]


                      McLeodUSA Reports Fourth Quarter and
                             Total Year 2003 Results

      o Improved overall customer satisfaction rating to 92% and billing accuracy rate to 99.7%

      o    Achieved cost improvements of over $110 million in 2003

      o    Reduced quarterly business customer line turnover to 1.8%

CEDAR RAPIDS, Iowa - February 18, 2004 - McLeodUSA Incorporated (Nasdaq:
MCLD), one of the nation's largest independent, competitive telecommunications services providers, today reported financial and operating results for the quarter and total year ended December 31, 2003.

Total revenues for the quarter were $209.5 million with gross margin(1) of $93.5 million, or 44.6% of revenue. SG&A expenses for the quarter were $77.0 million. Adjusted EBITDA(1) for the competitive telecommunications ("Telco") business for the period was $16.5 million, resulting in the seventh consecutive quarter of positive Adjusted EBITDA. Reported net loss for the quarter was $(56.6) million, or a loss per common share of $(0.20).

"We are extremely pleased with our success in continuing to execute our strategic plan to drive significant improvements in the operational performance of McLeodUSA in 2003," said Chris A. Davis, Chairman and Chief Executive Officer. "We ended the year achieving a customer satisfaction rating of 92%, a 99.7% billing accuracy rate and consistently delivering 99.999% network reliability. Throughout 2003, we continued to reduce provisioning intervals and migrate customers to the McLeodUSA network, with 65% of our customer lines now being on-switch. Our strong focus on cost resulted in over $110 million of cost improvements in 2003. As we look forward, we will continue to invest to reduce the cost of service to our customers, including our recently announced plans to deploy the next generation of Preferred AdvantageSM services utilizing Internet Protocol (IP) technology."

"As we entered 2004, we were very proud to have Vijay Singh, #1 ranked on the 2003 PGA Tour Money List and #2 ranked golfer in the world, join the McLeodUSA team as our marketing partner," added Ms. Davis. "We look forward to a successful 2004, and we remain optimistic about our opportunities for future growth."

For the quarter ended December 31, 2003, total Telco revenues of $209.5 million compared to $211.0 million in the third quarter of 2003 and $230.0 million in the fourth quarter of 2002. Revenues for the quarter were down slightly from the third quarter of 2003 as the impact of fourth quarter seasonality and a lower customer base was partially offset by higher revenue per customer. Compared with the fourth quarter of 2002, revenue was down $20.5 million primarily driven by the FCC mandated reduction in access billing rates and a lower customer base, of which approximately 28,000 customers valued at $9.5 million of revenue resulted from the Company's intentional drive to eliminate non-profitable customers.

Gross margin for the fourth quarter 2003 was $93.5 million compared to $93.6 million in the third quarter of 2003 and $93.2 million in the fourth quarter of 2002. Gross margin as a percent of revenue improved to 44.6% versus 44.4% in the third quarter of 2003 and 40.5% in the fourth quarter of 2002 as a result of the Company's ongoing network cost reduction efforts.

SG&A expenses were $77.0 million in the fourth quarter of 2003 compared to $80.0 million in the third quarter of 2003 and $81.8 million in the fourth quarter of 2002. Adjusted EBITDA in the fourth quarter of 2003 was $16.5 million versus $13.6 million in the third quarter of 2003 and $11.4 million in the fourth quarter of 2002, excluding discontinued operations in the 2002 period. Net loss from continuing operations for the quarter was $(56.6) million versus $(82.2) million in the third quarter of 2003 and $(83.2) million in the fourth quarter of 2002. The reduction in net loss from continuing operations from both prior periods was primarily driven by improved operating performance and gains in non-operating items, including the previously announced settlement of the CapRock litigation, in the fourth quarter of 2003.

Customer platform mix at the end of the fourth quarter 2003 was 65% UNE-L, 5% resale and 30% UNE-M/P versus 62%, 6% and 32%, respectively, at the end of the third quarter of 2003 and 52%, 15% and 33%, respectively, at the end of the fourth quarter 2002 reflecting continued migration of customers from resale to higher margin platforms, as well as installation of new customers on-switch. Customer line turnover in the fourth quarter was 2.1% versus 2.3% in the third quarter of 2003 and 2.6 % in the fourth quarter of 2002. Business customer line turnover was 1.8% in the fourth quarter of 2003 compared to 2.5% in the fourth quarter of 2002.

Total Telco revenues, excluding discontinued operations, for the twelve months ended December 31, 2003 were $869 million versus $992 million for the year 2002. Reduction in revenues associated with the Company's efforts to eliminate non-profitable customers was approximately $50 million in 2003. Telco gross margin for the twelve-month period ending December 31, 2003 was $370.1 million in 2003 versus $370.6 million in 2002. Gross margin as a percent of revenue for the year improved to 42.6% from 37.4% in 2002. Telco Adjusted EBITDA was $57.9 million for year 2003 versus $21.3 million in 2002. Net loss from continuing operations for the 2003 twelve-month period was $(295.7) million versus net income of $397.5 million for the 2002 twelve-month period. The 2002 net income from continuing operations includes the impact of reorganization charges and the gain on the cancellation of debt. Excluding reorganization charges and the gain on cancellation of debt, net loss from continuing operations was $(378.5) million.

The Company ended the year with $56.5 million of cash on hand. Total capital expenditures for the year of 2003 were $78.4 million. The Company expects 2004 capital expenditures to be slightly below 2003 depending on the timing of revenue growth during the year. The Company has met all financial covenants related to its credit agreement with its lenders, continues to have full access to the $110 million exit credit facility and drew $40 million in the month of October 2003, as planned.

Other recent highlights include:

   o On January 21, 2004, the Company announced plans to deploy the next generation of Preferred AdvantageSM services utilizing Internet Protocol (IP) technology. The new Voice-over-IP (VoIP) platform will be launched early in the second quarter across the McLeodUSA network to initially offer McLeodUSA business customers an enhanced set of flexible features for their Local, Long Distance and Internet services via McLeodUSA's highly successful Integrated Access product. McLeodUSA will also utilize VoIP to lower cost and enhance other Preferred AdvantageSM services for both residential and business customers in the near future.

   o On January 25, 2004, the Company announced a two-year agreement with Vijay Singh, the top PGA Tour money winner in 2003 and currently the number two-ranked golfer in the world, to represent the Company by wearing its logo and participating in promotions, advertising and sales events. Singh began wearing the McLeodUSA logo at the Mercedes Championship on January 9th and participated in the Company's 2004 Business Update Sales Event in Phoenix on January 25th and 26th and won the AT&T Pro-Am at Pebble Beach on February 8, 2004.

   o On January 8, 2004, the Company entered into a multi-year agreement with Brightstar Corp., a distributor and provider of value-added services for the wireless telecommunications industry. Brightstar will provide handset fulfillment and supply chain logistics in support of McLeodUSA's Preferred Advantage Wireless program.

(1)Non-GAAP Financial Measures
------------------------------

To provide further clarification the Company has begun using the term Adjusted EBITDA as a replacement for EBITDA. Adjusted EBITDA is a non-GAAP financial measure used by management to evaluate the effectiveness of the Company's operating performance and to enhance the comparability between periods. EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as defined by McLeodUSA, further removes the effects of discontinued operations, other income and expense, restructuring adjustments and reorganization charges. Management removes the effects of discontinued operations, other income and expense, restructuring adjustments and reorganization charges from Adjusted EBITDA because it does not believe that such items are representative of the core operating results of the Company's ongoing competitive telecommunications activities. Management believes that non-GAAP measures such as Adjusted EBITDA are commonly reported and used by analysts, investors and other interested parties in the telecommunications industry. Adjusted EBITDA is reconciled to net loss, the most comparable GAAP measure, on the attached Condensed Consolidated Statements of Operations. McLeodUSA's use of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in the telecommunications industry. The use of Adjusted EBITDA is not intended to replace measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

Gross margin is another financial measure that management uses to evaluate operating performance. Gross margin, which is calculated as revenues less cost of service, excludes depreciation and amortization expenses. Cost of service includes expenses directly associated with providing telecommunications service to its customers. Costs classified as cost of service include, among other items, the cost of connecting customers to the McLeodUSA network via leased facilities, the costs paid to third party providers for interconnect access and transport services, the costs of leasing components of network facilities and the cost of fiber related to sales and leases of network facilities.

Conference Call
---------------

McLeodUSA will host a conference call on Wednesday, February 18, 2004, at 10 a.m. Eastern Time to discuss fourth quarter and total year 2003 results and the information contained in this release. The call may be accessed at 888-271-9098 (U.S.) or 706-634-6027 (International). A replay will be available approximately 2 hours after completion of the call at 800-642-1687 (U.S.) or 706-645-9291 (International), Conference ID No. 5390025. The audio replay will be available through midnight ET on Wednesday, February 25, 2004. The call will also be webcast live and available via replay at: http://www.mcleodusa.com/InvestorRelations/StreamingMedia.do
------------------------------------------------------------

                                     # # #

About McLeodUSA
---------------
McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of December 31, 2003, 38 ATM switches, 44 voice switches, 663 collocations, 435 DSLAMs and 3,119 employees. On April 16, 2002, Forstmann Little & Co. became a 58% shareholder in the Company. Visit the Company's website at mcleodusa.com.

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements may include projections of financial and operational results and goals, including revenue, EBITDA, Adjusted EBITDA, profitability, savings and cash. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statement include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on Form 10-K and Form 10-K/A both filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:

McLeodUSA Incorporated, Cedar Rapids, IA
Investor Contact: Bryce Nemitz
Press Contact:    Bruce Tiemann
Phone:  (319) 790-7800
mcleodusa_ir@mcleodusa.com


McLeodUSA Incorporated and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(UNAUDITED)


                                                                                  Reorganized McLeodUSA
                                                                        -------------------------------------------
                                                                                    Three months ended
                                                                        -------------------------------------------
                                                                         December 31, 2003     December 31, 2002
                                                                        --------------------- ---------------------

      Revenue                                                                $        209.5         $       230.0

      Operating expenses:
          Cost of service (exclusive of depreciation and
              amortization shown separately below)                                    116.0                 136.8
          Selling, general and administrative                                          77.0                  81.8
          Depreciation and amortization                                                86.6                  82.7
          Restructuring adjustment                                                     (0.2)                 (0.1)
                                                                        --------------------- ---------------------
              Total operating expenses                                                279.4                 301.2
                                                                        --------------------- ---------------------
              Operating loss                                                          (69.9)                (71.2)
                                                                        --------------------- ---------------------

      Nonoperating income (expense):
          Interest expense, net of amounts capitalized                                 (9.8)                (11.9)
          Other income (expense)                                                       23.1                  (0.1)
                                                                        --------------------- ---------------------
              Total nonoperating income (expense)                                      13.3                 (12.0)
                                                                        --------------------- ---------------------

              Loss from continuing operations                                         (56.6)                (83.2)

      Discontinued operations:
          Loss from discontinued operations (including loss on
              disposals of $14.4 for 2002)                                                -                  (5.5)
                                                                        --------------------- ---------------------
              Net loss                                                       $        (56.6)       $        (88.7)
                                                                        --------------------- ---------------------
      Preferred stock dividend                                                         (1.0)                 (1.2)
                                                                        --------------------- ---------------------
              Net loss applicable to common shares                           $        (57.6)       $        (89.9)
                                                                        ===================== =====================

      Basic and diluted loss per common share:
          Loss from continuing operations                                    $        (0.20)       $        (0.31)
          Discontinued operations                                                         -                 (0.02)
                                                                        --------------------- ---------------------
          Loss per common share                                              $        (0.20)       $        (0.33)
                                                                        ===================== =====================
      Weighted average common shares outstanding                                      287.7                 276.3
                                                                        ===================== =====================

      Calculation of Gross Margin:
      Revenue                                                                $        209.5        $        230.0
      Less: Cost of Service (exclusive of depreciation
            and amortization)                                                         116.0                 136.8
                                                                        --------------------- ---------------------
          Gross Margin                                                       $         93.5        $         93.2
                                                                        ===================== =====================

      Reconciliation of Adjusted EBITDA:
      Net loss                                                               $        (56.6)       $        (88.7)
      Discontinued operations                                                             -                   5.5
      Nonoperating (income) expense                                                   (13.3)                 12.0
      Depreciation and amortization                                                    86.6                  82.7
      Restructuring adjustment                                                         (0.2)                 (0.1)
                                                                        --------------------- ---------------------
          Adjusted EBITDA                                                    $         16.5        $         11.4
                                                                        ===================== =====================


McLeodUSA Incorporated and Subsidiaries
Condensed Consolidated Statements of
Operations (In millions, except per share data)


                                                                                                                 Predecessor
                                                                            Reorganized McLeodUSA                 McLeodUSA
                                                                  ------------------------------------------- ------------------
                                                                   Twelve months ended    April 17, 2002 to    January 1, 2002
                                                                    December 31, 2003     December 31, 2002   to April 16, 2002
                                                                  ---------------------- -------------------- ------------------
                                                                       (unaudited)

Revenue                                                                  $       869.0        $       680.7        $     311.4

Operating expenses:
    Cost of service (exclusive of depreciation and
        amortization shown separately below)                                     498.9                410.3              211.2
    Selling, general and administrative                                          312.2                240.4              108.9
    Depreciation and amortization                                                340.5                217.9              126.3
    Reorganization charges, net                                                      -                    -            1,596.8
    Restructuring adjustment                                                      (0.2)                (0.1)              (6.8)
                                                                  ---------------------- -------------------- ------------------
        Total operating expenses                                               1,151.4                868.5            2,036.4
                                                                  ---------------------- -------------------- ------------------
        Operating loss                                                          (282.4)              (187.8)          (1,725.0)
                                                                  ---------------------- -------------------- ------------------

Nonoperating (expense) income:
    Interest expense, net of amounts capitalized                                 (35.8)               (30.8)             (33.2)
    Other income (expense)                                                        22.5                 (0.5)               2.0
    Gain on the cancellation of debt                                                 -                    -            2,372.8
                                                                  ---------------------- -------------------- ------------------
        Total nonoperating (expense) income                                      (13.3)               (31.3)           2,341.6
                                                                  ---------------------- -------------------- ------------------

        (Loss) income from continuing operations                                (295.7)              (219.1)             616.6

Discontinued operations:
    Income from discontinued operations (including net
        (losses) gains on disposals of ($17.3) and
        $148.3 for the periods April 17 to
        December 31, 2002 and January 1 to April 16, 2002,
        respectively)                                                                -                 17.7              167.1
                                                                  ---------------------- -------------------- ------------------
        Net (loss) income                                               $       (295.7)       $      (201.4)       $     783.7
                                                                  ---------------------- -------------------- ------------------
Preferred stock dividend                                                          (4.6)                (3.5)              (4.8)
                                                                  ---------------------- -------------------- ------------------
        Net (loss) income applicable to common shares                   $       (300.3)       $      (204.9)       $     778.9
                                                                  ====================== ==================== ==================

Basic and diluted (loss) income per common share:
    (Loss) income from continuing operations                            $        (1.07)       $       (0.80)       $      0.97
    Discontinued operations                                                          -                 0.06               0.27
                                                                  ---------------------- -------------------- ------------------
    (Loss) income per common share                                      $        (1.07)       $       (0.74)       $      1.24
                                                                  ====================== ==================== ==================
Weighted average common shares outstanding                                       280.4                276.3              627.7
                                                                  ====================== ==================== ==================

Calculation of Gross Margin:
Revenue                                                                  $       869.0        $       680.7        $     311.4
Less: Cost of Service (exclusive of depreciation
      and amortization)                                                          498.9                410.3              211.2
                                                                  ---------------------- -------------------- ------------------
    Gross Margin                                                         $       370.1        $       270.4        $     100.2
                                                                  ====================== ==================== ==================

Reconciliation of Adjusted EBITDA:
Net (loss) income                                                       $       (295.7)       $      (201.4)       $     783.7
Discontinued operations                                                              -                (17.7)            (167.1)
Nonoperating expense (income)                                                     13.3                 31.3           (2,341.6)
Restructuring adjustment                                                          (0.2)                (0.1)              (6.8)
Reorganization charges, net                                                          -                    -            1,596.8
Depreciation and amortization                                                    340.5                217.9              126.3
                                                                  ---------------------- -------------------- ------------------
    Adjusted EBITDA                                                      $        57.9         $       30.0        $      (8.7)
                                                                  ====================== ==================== ==================


McLeodUSA Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets
(In millions)



                                                                      December 31, 2003         December 31, 2002
                                                                    -----------------------   -----------------------
                                                                         (unaudited)
    ASSETS
    Current Assets
        Cash and cash equivalents                                          $         56.5             $       170.6
        Trade receivables, net                                                       65.6                      93.1
        Prepaid expense and other                                                    22.4                      26.2
        Assets held for sale                                                          2.0                      11.1
                                                                    -----------------------   -----------------------
           Total Current Assets                                                     146.5                     301.0
                                                                    -----------------------   -----------------------

    Non-current Assets
        Property and equipment, net                                               1,007.7                   1,203.1
        Goodwill and other intangibles, net                                         446.9                     472.3
        Other non-current assets                                                     29.5                      23.9
                                                                    -----------------------   -----------------------
           Total Non-current Assets                                               1,484.1                   1,699.3
                                                                    -----------------------   -----------------------

              Total Assets                                                 $      1,630.6             $     2,000.3
                                                                    =======================   =======================

    LIABILITIES AND EQUITY
    Current Liabilities
        Current maturities of long-term debt                               $         27.1             $        15.0
        Accounts payable                                                             30.5                      71.1
        Deferred revenue, current portion                                             6.9                       9.8
        Other current liabilities                                                   121.5                     176.4
        Liabilities related to discontinued operations                                1.1                       6.3
                                                                    -----------------------   -----------------------
          Total Current Liabilities                                                 187.1                     278.6
                                                                    -----------------------   -----------------------

    Long-term Liabilities
        Long-term debt, excluding current maturities                                717.3                     704.9
        Deferred revenue less current portion                                        15.1                      13.5
        Other long-term liabilities                                                  58.3                      54.9
                                                                    -----------------------   -----------------------
          Total Long-term Liabilities                                               790.7                     773.3
                                                                    -----------------------   -----------------------

    Redeemable Convertible Preferred Stock                                          131.1                     172.6

    Stockholders' Equity                                                            521.7                     775.8
                                                                    -----------------------   -----------------------

              Total Liabilities and Equity                                 $      1,630.6             $     2,000.3
                                                                    =======================   =======================


McLeodUSA Incorporated and Subsidiaries
Selected Telecommunications Statistical Data


                                                        ------------------     -------------------     -------------------
                                                            12/31/02                9/30/03                 12/31/03
                                                        ------------------     -------------------     -------------------

Active central offices                                              1,738                   1,719                   1,724

Collocations                                                          562                     604                     663

Switches owned
    CO / LD                                                            50                      44                      44
    ATM / Frame Relay                                                  38                      38                      38

DSLAMs installed                                                      430                     435                     435

Total Competitive:
    Customers                                                     432,084                 407,124                 395,641
    Access Units / Customer                                           2.8                     2.7                     2.8

Revenue per Customer / Month

        Local                                                 $    109.19             $    109.24              $   111.18
        Long distance                                               39.06                   35.28                   31.53
        Private line & data                                         28.46                   27.61                   29.95
                                                        ------------------     -------------------     -------------------
        Total                                                 $    176.71             $    172.13              $   172.66
                                                        ==================     ===================     ===================

Platform Distribution
        Resale                                                        15%                      6%                      5%
        UNE-M/P                                                       33%                     32%                     30%
        UNE-L                                                         52%                     62%                     65%
                                                        ------------------     -------------------     -------------------
        Total                                                        100%                    100%                    100%
                                                        ==================     ===================     ===================
